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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  DECEMBER 31, 2001
                                                  -----------------


                             BIZNESSONLINE.COM, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                       0-25957                 06-1519132
       --------                       -------                 ----------
(State or other jurisdiction         (Commission             (IRS Employer
 of incorporation)                   File Number)          Identification No.)



        1720 ROUTE 34, P.O. BOX 1347, WALL, NEW JERSEY           07719
        ------------------------------------------------        --------
           (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code (732) 280-6408
                                                   --------------



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

       On December 31, 2001, the Board of Directors of the Registrant approved the issuance to MCG Capital Corporation, a Delaware corporation ("MCG"), of 50,000 shares of its Senior Preferred Stock, par value $.01 per share, at a purchase price of $100 per share, and a Warrant to purchase 10,124,384 shares of its Common Stock, par value $.01 per share, at an exercise price of $.01 per share. The consideration for the issuance of the Senior Preferred Stock was paid by MCG in the form of cancellation of a portion of the Registrant's outstanding debt and accrued interest to MCG in the amount of $5 million. The consideration for the issuance of the Warrant was the cancellation of all of the Registrant's outstanding common stock warrants held by MCG and the execution and delivery of an amended credit agreement between the parties, which included, among other things, restructuring the payment of interest, deferring the repayment of principal until May 2003, and increasing the Registrant's line of credit by $750,000.

       The holders of Senior Preferred Stock are entitled to vote with the holders of Common Stock on all matters on which such holders of Common Stock have the right to vote. The holders of the Senior Preferred Stock have an aggregate number of votes on all matters equal to 45% of the total votes held by the holders of the Common Stock and the Senior Preferred Stock voting together as a single class (subject to reduction to the extent that the Warrant is exercised such that the aggregate number of votes held by the holders of the Senior Preferred Stock and the holders of shares issued pursuant to the Warrant shall equal 45% of the total votes held by the holders of Common Stock and the Senior Preferred Stock voting together as a single class).

       Prior to the issuance of the 50,000 shares of Senior Preferred Stock and the Warrant to purchase 10,124,384 shares of Common Stock, MCG and its affiliates beneficially held 3,339,112 shares of Common Stock representing beneficial ownership of 26.6% of the Registrant, which shares included 761,757 shares MCG or its affiliates received in accordance with certain financing agreements and 2,577,355 shares MCG was entitled to receive pursuant to certain warrants that were cancelled as part of this transaction.

       As of the date hereof, MCG and its affiliates beneficially own (i) 100% or all of the outstanding shares of Senior Preferred Stock, and (ii) 52.0% of the outstanding shares of Common Stock, which shares include 761,757 shares owned outright and 10,124,384 shares acquirable upon exercise of the Warrant.

       In addition to being entitled to cast 45% of the vote in the election of directors to the Registrant's Board of Directors, the holders of the Senior Preferred Stock are entitled to elect one director to the Registrant's Board of Directors to serve for a term of three years or longer, until his successor is duly elected and qualified. The director elected by the holders of the Senior Preferred Stock shall serve on the audit and compensation committees of the Registrant (or similar committees), if any.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

4.2 Certificate of Designation regarding the rights, preferences and privileges of the Senior Preferred Stock, as filed with the Secretary of State of Delaware on December 31, 2001.

4.3 Senior Preferred Stock and Warrant Purchase Agreement, between the Registrant and MCG Capital Corporation, dated as of December 31, 2001.

4.4 Investor Rights Agreement by and among the Registrant, MCG Capital Corporation and Mark and Susan Munro, dated as of December 31, 2001.

4.5 Form of Senior Preferred Stock certificate.

4.6 Form of Warrant Certificate.

20.2 Press release issued by the Registrant on January 7, 2002.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          BiznessOnline.com, Inc.


Dated: January 14, 2002                   By: /S/ MARK E. MUNRO
                                              ----------------------
                                          Mark E. Munro
                                          Chief Executive Officer and
                                          President